Exhibit 10.1

GLOBIX CORPORATION

$5,000,000

Senior Secured Notes due May 1, 2008

______________

NOTE PURCHASE AGREEMENT

______________

December 13, 2005

Schedule A	-	Purchasers
Schedule B	-	Defined Terms
Schedule 2.2(a)	-	Subsidiary Guarantors
Schedule 4.6	-	Certain Changes
Schedule 5.3	-	Disclosures; Financial Statements
Schedule 5.4	-	Subsidiaries Particulars
Exhibit 1	-	Form of Note
Exhibit 2.2(a)	-	Form of Subsidiary Guaranty
Exhibit 2.2(b)	-	Form of Security Agreement
Exhibit 2.2(c)	-	Form of Intercreditor Agreement

GLOBIX CORPORATION

139 Centre Street

New York, NY 10013

Senior Secured Notes due May 1, 2008

December 13, 2005

TO EACH OF THE PURCHASERS LISTED IN

THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

Globix Corporation, a Delaware corporation (the “Company”) agrees with you as follows:

1.	AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of up to $5,000,000 aggregate principal amount of its Senior Secured Notes due May 1, 2008 (the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved in writing by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.            SALE AND PURCHASE OF NOTES; TERMS OF NOTES; GUARANTY; GRANTING OF LIENS.

2.1.	Purchase and Sale of Notes; Terms of Notes.

(a)          Subject to the terms and conditions of this Agreement, the Company will issue and sell to you, and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A to be purchased at the Closing at the purchase price of 100% of the principal amount thereof (the “Purchase Price”), to be paid at Closing in cash in the amount of the Purchase Price as hereafter provided.

(b)          No Notes shall be issued by the Company to any Person other than you or your designee or assignee communicated in writing to the Company.

(c)          The date on which the principal amount of the Notes is due and payable shall be May 1, 2008 (the “Notes Stated Maturity”), and the Notes shall have the rights provided herein and therein and shall bear interest at the rates per annum specified therein from the Closing Date or from the most recent Interest Payment Date to which interest has been paid, payable in arrears, and thereafter as provided in the Notes and at the Notes Stated Maturity, until the principal thereof is paid in full.

(d)          Subject to Section 14.2, the principal of and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in 139 Centre Street, New York, NY 10013, or at such other office or agency of the Company as may be maintained for such purpose. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed.

(e)          The Company’s obligations under the Notes and hereunder do and will rank in right of payment at all times at least pari passu with all other present and future Indebtedness of the Company, and shall be superior in rank to all existing and future Subordinated Obligations. The Company covenants and agrees that, except with respect to any Lien permitted by this Agreement, the Indebtedness represented by the Notes and the payment of the principal of and interest on each and all of the Notes are hereby expressly made pari passu in right of payment to all other present and future Indebtedness other than all Subordinated Obligations, in respect of which the payment of principal of and interest on each and all of the Notes is senior.

(f)           If Purchasers other than you are named in Schedule A, the Company, contemporaneously with entering into this Agreement, is entering into separate Note Purchase Agreements (the “Other Agreements”) identical with this Agreement with each of such other Purchasers named in Schedule A (the “Other Purchasers”), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified to be purchased at Closing opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

(g)         Concurrently with Closing hereunder, the Company shall pay to you and to the Other Purchasers an origination fee in the amount of one percent (1%) of the aggregate principal amount of Notes purchased by you and such Other Purchasers, respectively, at the Closing. Payment of such fee may be made by deduction of the amount thereof from the amount of the Purchase Price payable at Closing.

2.2.	Subsidiary Guaranty and Security Documents.

(a)          The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement and the Other Agreements will be absolutely and unconditionally, jointly and severally, guaranteed by the Subsidiaries of the Company identified on Schedule 2.2(a) (the “Subsidiary Guarantors”), as such may be amended from time to time to reflect additional Subsidiary Guarantors, pursuant to the Subsidiary Guaranty Agreement substantially in the form of Exhibit 2.2(a) attached hereto and made a part hereof (as the same may be amended, modified, extended or renewed, the “Subsidiary Guaranty”).

(b)          The Notes will be entitled to the benefit of and will be secured by a Security Agreement substantially in the form of Exhibit 2.2(b) attached hereto and made a part hereof (as the same may be amended, modified, extended or renewed, the “Security Agreement”), and such other security documents, financing statements and other filings

(collectively with the Security Agreement, the “Security Documents”) as shall be necessary such that the Company and the Subsidiary Guarantors parties thereto shall grant a Lien upon all accounts receivable, whether now existing or hereafter coming into existence, and proceeds thereof in an outstanding aggregate amount not to exceed 1.5 times the aggregate principal amount of the Notes specified herein, all as set forth in such Security Agreement.

(c)          The enforcement of the rights and benefits in respect of the Subsidiary Guaranty and the Security Agreement and the allocation of proceeds thereof shall be subject to an intercreditor agreement by and among the Company, the Collateral Agent and you, and assented to by the Subsidiary Guarantors, substantially in the form of Exhibit 2.2(c) attached hereto and made a part hereof (as the same may be amended, modified, extended or renewed, the “Intercreditor Agreement”).

3.	CLOSING.

The sale and purchase of the Notes to be purchased by the Purchasers pursuant to Section 2.1(a) shall occur at the offices of Globix Corporation, 139 Centre Street, New York, NY 10013 at 9:00 a.m., local time, at a closing (the “Closing”) on December 13, 2005 or on such other Business Day thereafter as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes then to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the Purchase Price (less the amount of the origination fee) by wire transfer of immediately available funds as follows:

Wachovia Bank N.A.

49 Rockefeller Plaza

New York, New York 10020

Swift Code: PNBPU533

ABA No.: 031201467

for the account of: Globix Corporation

Account No.:	2000010228883

If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.	CONDITIONS TO CLOSING.

Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.	Representations and Warranties.

(a)          The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

(b)          The representations and warranties of each Subsidiary Guarantor in the Subsidiary Guaranty shall be correct when made and at the time of the Closing.

4.2.	Performance; No Default.

(a)          The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes no Default or Event of Default shall have occurred and be continuing.

(b)          Each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in the Subsidiary Guaranty required to be performed and complied with by it prior to or at the Closing, and after giving effect to the issue and sale of Notes no Default or Event of Default shall have occurred and be continuing.

4.3.	Certificates of Officers.

(a)          Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(a) and 4.2(a) have been fulfilled.

(b)          Subsidiary Guarantor Officer's Certificate. Each Subsidiary Guarantor shall have delivered to you a certificate of an authorized officer, dated the date of the Closing, certifying that the conditions set forth in Sections 4.1(b) and 4.2(b) have been fulfilled as to such Subsidiary Guarantor.

(c)          Secretary's Certificate. The Company shall have delivered to you a certificate of the secretary or an assistant secretary of the Company certifying as to (i) a copy of the certificate of incorporation of the Company; (ii) a copy of the bylaws of the Company; and (iii) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the documents to which the Company is a party and the incumbency of persons executing such documents.

(d)          Subsidiary Guarantor Secretary's Certificate. Each Subsidiary Guarantor shall have delivered to you a certificate of the secretary or an assistant secretary of each Subsidiary Guarantor certifying as to (i) a copy of the certificate of incorporation or articles of incorporation of each Subsidiary Guarantor, (ii) a copy of the bylaws of each Subsidiary Guarantor; and (iii) the resolutions attached thereto and to other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty and the incumbency of persons executing such document.

4.4.	Sale of Notes.

Contemporaneously with the Closing the Company shall sell to all of the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in Schedule A.

4.5.	Payment of Counsel Fees.

Without limiting the provisions of Section 15.1, the Company shall pay or have paid on the day of the Closing or one (1) Business Day following such Closing the fees, charges and disbursements of one firm of special counsel for all of the Purchasers to the extent reflected in a statement of such counsel rendered to the Company on the day of the Closing, at the address specified in such statement, provided that the Company shall not be required to pay such fees, charges and disbursements in an amount in excess of $10,000.

4.6.	Changes in Corporate Structure.

Except as specified in Schedule 4.6, the Company and the Subsidiary Guarantors shall not have changed their respective jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.3.

4.7.	Subsidiary Guaranty, Etc.

The Senior Noteholder Documents shall be in full force and effect and shall constitute the legal, valid and binding obligations of all of the respective parties thereto.

4.8.	Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to you that:

5.1.	Organization; Power and Authority.

The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to execute and deliver this

Agreement, the Notes and the Other Agreements to which it is a party and to perform the provisions hereof and thereof.

5.2.	Authorization, etc.

This Agreement, the Notes and the Other Agreements to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.	Disclosure.

This Agreement, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.3, taken as a whole, and with such supplementation as may be set forth on Schedule 5.3, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.3, since June 30, 2005, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

5.4.	Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a)          Schedule 5.4 contains (except as noted therein) complete and correct lists of the Company's Subsidiaries, showing, as to each Subsidiary, (i) the correct name thereof, (ii) the jurisdiction of its organization, and, where included, the organizational identification number, (iii) the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, and (iv) the Subsidiary’s directors and senior officers.

(b)          All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c)          Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)          No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.	Governmental Authorizations, etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes or the issuance of the Notes.

5.6.	Compliance with Laws, Other Instruments, Etc.

The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (except for Liens created pursuant to the Security Agreement) in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7.	Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of the Notes for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute any of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute any portion of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

5.8.	Investment Company Act; Holding Company Act.

None of the Company or any Subsidiary Guarantor is an investment company within the meaning of the Investment Company Act of 1940, and none of the Company or any Subsidiary Guarantor is or has been determined by the Securities and Exchange Commission, the Federal Energy Regulatory Commission or any successor agency to be subject to, or not exempt from, regulation under the Public Utility Holding Company Act of 1935.

5.9.	Permitted Senior Secured Debt.

When issued by the Company, the Notes will be Permitted Senior Secured Debt, as such term is defined in the Indenture.

6.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

You represent and warrant to the Company as follows:

6.1.	Authorization.

You have full power and authority to enter into this Agreement and such agreement constitutes your valid and legally binding obligation, enforceable in accordance with its terms.

6.2.	Purchase Entirely for Own Account.

This Agreement is made with you in reliance upon your representation to the Company, which by your execution of this Agreement, you hereby confirm, that the Notes being acquired by you hereunder will be acquired for investment for your own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that you have no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, you further represent and warrant that you do not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person or to any third Person, with respect to any of the Notes.

6.3.	Disclosure of Information.

You acknowledge that you have had an opportunity to discuss the business, affairs and current prospects of the Company with its officers.

6.4.	Accredited Investor.

You represent and warrant that you are a financial institution and that you are an “accredited investor” as that term is defined in Rule 501 of Regulation D of the Securities and Exchange Commission. You acknowledge that you are able to fend for yourself, can bear the economic risk of this transaction, and have such knowledge and experience in financial or business matters that you are capable of evaluating the merits and risks of the transaction.

6.5.	Exempt from Registration; Restricted Securities.

You understand that the sale of the Notes will not be registered under the Act, on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act, and that the reliance of the Company on such exemption is predicated in part on your representations and warranties set forth in this Agreement. You understand that the Notes are restricted securities within the meaning of Rule 144 under the Securities Act and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.

7.	INFORMATION AS TO THE COMPANY.
	7.1.	Financial and Business Information.

The Company shall deliver to you:

(a)          Quarterly Statements -- within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i)           a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii)          consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that the filing of the Company’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

(b)          Annual Statements -- within 90 days after the end of each fiscal year of the Company, duplicate copies of,

(i)           a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(ii)          consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the filing of the Company’s Annual Report on Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b);

(c)          Notice of Default or Event of Default -- promptly, and in any event within ten days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto.

8.	PREPAYMENT OF THE NOTES.
8.1.	No Required Prepayments.

The Notes shall be due and payable in full at the Notes Stated Maturity, without required prepayments.

8.2.	Optional Prepayments.

The Company may, at its option, upon notice as provided below, prepay without premium or penalty at any time all, or from time to time any part, of the Notes then outstanding, at 100% of the principal amount so prepaid together with interest accrued thereon to the date of such prepayment. The Company will give each holders of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment (the “Prepayment Date”). Each such notice shall specify the Prepayment Date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the Prepayment Date with respect to such principal amount being prepaid.

8.3.	Allocation Of Partial Prepayments.

In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated pro rata among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4.	Maturity; Surrender, etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued.

9.	COVENANTS.
	9.1.	Incorporation of Indenture Covenants.

Commencing on the date of this Agreement, the Company shall comply with the covenants set forth in Article Ten (and related definitions) of the Indenture (except for the covenants and other provisions set forth in, or referring to, Sections 1001 [Payment of Principal, Premium and Interest], 1002 [Maintenance of Office or Agency], 1003 [Money for Security Payments to be Held in Trust], 1016 [Change of Control], 1019 [Provision of Financial Information], 1021 [Waiver of Certain Covenants], 1022 [Perfection of Security Interests], and 1023 [Consummation of Plan of Reorganization]), which covenants are hereby incorporated by reference; provided, however, that (i) defined terms utilized in the incorporated provisions which are defined in Schedule B hereto shall have the meanings ascribed thereto in Schedule B hereto, and (ii) each reference therein to “Trustee” shall mean “the holders of the Notes”, and to “the Issuer’ shall mean “the Company”, and to “Indenture” shall mean “this Agreement,” and to “Securities” shall mean the “Notes”, and to “Security Documents” shall mean the “Security Agreement,” and to “Article Eight” shall mean Section 10 of this Agreement. Further, each reference to Paying Agent shall be disregarded, and the second sentence of Section 1001 shall be disregarded.

9.2.	Limitation on Indebtedness; Negative Pledge.

Except for the Notes, neither the Company nor any Subsidiary will create, incur, assume, guarantee or in any other manner become directly or indirectly liable for the payment of any Indebtedness that is senior (whether by agreement or by operation of law) in right of payment to the Notes or is additional Permitted Senior Secured Debt (as defined in the Indenture); provided, however, that the Company and/or a Subsidiary may incur and become liable with respect to Indebtedness which is affectively senior to the Notes provided that (i) such Indebtedness is the Purchase Money Secured Debt (as defined in the Indenture) and is incurred in connection with purchase money obligations in respect of any Property or assets purchased after the Closing Date or to pay all or a portion of the purchase price of Property or assets acquired by the Company and/or by a Subsidiary after the Closing Date, (ii) if the Company and/or a Subsidiary shall grant a security interest in existing Property or assets, the Company shall, beginning on the date that is 180 days following the Closing Date, and thereafter, maintain a negative pledge in favor of the holders of the Notes covering other Property and assets which are not subject to any security interest senior in right of payment to the Notes with an asset value coverage ratio, being the quotient of (x) the fair market value of the assets covered by the negative pledge to (y) the aggregate principal amount of the Notes then outstanding, as nearly as practicable equal to 1.5 to 1.0, or (iii) if such Indebtedness is incurred in connection with project finance transactions by the Company and/or a Subsidiary, such Indebtedness will be recourse only to the project and/or project assets so encumbered, except to the extent a corporate guarantee by the Company and/or a Subsidiary may be required in connection therewith. All such Indebtedness as contemplated under provisos (i), (ii), and (iii) above to the extent it ranks senior to the Notes shall rank senior to the Notes only as to payment from the assets or Property securing such Indebtedness and shall rank pari passu to the Notes for all other purposes.

9.3.	Future Subsidiary Guarantors.

The Company shall cause each Person that becomes a Domestic Restricted Subsidiary following the Closing Date to become a Subsidiary Guarantor by causing such Person to execute and deliver to the holders of the Notes a joinder agreement substantially in the form of Exhibit A to the Subsidiary Guaranty, and to execute the Security Documents, at the time such Person becomes a Domestic Restricted Subsidiary. In addition, the Company shall cause each Person that is a Domestic Restricted Subsidiary actively conducting business on the Closing Date and is not a party to the Subsidiary Guaranty as of the Closing Date to (a) become a Subsidiary Guarantor by causing such Person to execute and deliver to the holders of the Notes a joinder agreement substantially in the form of Exhibit A to the Subsidiary Guaranty and (b) to execute the Security Documents, in each case within thirty (30) days following the later to occur of (i) the Closing Date, or (ii) the date on which such Domestic Restricted Subsidiary is no longer party or subject to any Indebtedness or other agreements or arrangements, in each case to the extent existing on the date hereof, which restrict or limit such Domestic Restricted Subsidiary's ability to guarantee the Notes or secure the due and punctual payment of principal of and interest on the Notes as provided herein; provided, however, that in no event shall any such Domestic Restricted Subsidiary be required to become a Subsidiary Guarantor solely as a result of any extension, renewal, amendment, refinancing or refunding or any such Indebtedness in accordance with the terms of this Agreement.

10.	MERGER, CONSOLIDATION, ETC.

The Company shall not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a)          the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, (i) such corporation shall have executed and delivered to you its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Notes and the Security Documents and (ii) shall have caused to be delivered to you an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to you, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

(b)	the provisions of Section 801(3) of the Indenture are satisfied; and

(c)          immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10 from its liability under this Agreement or the Notes.

11.	EVENTS OF DEFAULT.
11.1.	Events of Default.

(a)          “Event of Default”, whenever used herein, has (unless otherwise indicated) the meaning ascribed thereto in Section 501 of the Indenture, which Section 501 (and the related definitions) is hereby incorporated by reference (except for clause (3) thereof); provided, however, that the defined terms utilized in such incorporated provisions which are also defined in Schedule B hereto shall have the meanings ascribed thereto in Schedule B hereto; each reference therein to “Trustee” shall mean “the holders of the Notes”, and to “Indenture” shall mean this “Agreement,” and to “the Issuer” shall mean “the Company,” and to “Securities” shall mean the “Notes,” and to “Security Documents” shall mean the “Security Documents” (as defined herein), and to “Article Eight” shall mean Section 10 hereof. Further the Senior Debt and the Subordinated Obligations and all related documents and instruments shall be deemed added to the cross-default provisions of Section 501(6) of the Indenture as incorporated herein by reference. For the avoidance of doubt, the reference to “Notes” in Section 501(1) of the Indenture (as modified herein for purposes of this Agreement and the Other Agreements) shall include Notes issued pursuant to this Agreement and the Other Agreements, and reference to “Stated Maturity” in Section 501(1) shall mean the “Notes Stated Maturity.”

(b)          In addition to the foregoing, the following shall constitute Events of Default for all purposes hereunder:

(i)           the Company or any Domestic Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Domestic Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment; or

(ii)          a Change of Control has occurred.

12.	REMEDIES ON DEFAULT, ETC.
	12.1.	Acceleration.

(a)          If an Event of Default with respect to the Company described in Section 501(8) or 501(9) of the Indenture, as incorporated herein by reference pursuant to

Section 11 hereof, has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)          If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)          If any Event of Default set forth in Sections 501(1) or (2) of the Indenture (as incorporated by reference for purposes of this Agreement) has occurred and is continuing with respect to any of the Notes, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon and any other amounts owing hereunder, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as specifically provided for herein).

12.2.	Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note (or any administrative agent or collateral agent authorized to act for such holders) may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.	Rescission.

At any time after any Notes have been declared due and payable pursuant to clause (b) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.	No Waivers or Election of Remedies, Expenses, etc.

No course of dealing and no delay on the part of the holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

13.	RECORDATION; EXCHANGE; SUBSTITUTION OF NOTES.
13.1.	Recordation of Notes.

The Company shall keep at its principal executive office a register for the recordation of ownership and transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be recorded in such register. Prior to due presentment for recordation of transfer, the Person in whose name any Note shall be recorded shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Purchaser promptly upon request therefore, a complete and correct copy of the names and addresses of all recorded holders of Notes.

13.2.	Transfer and Exchange of Notes.

Upon surrender of any Note at the principal executive office of the Company for recordation of transfer or exchange (and in the case of a surrender for recordation of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefore, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the recordation of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.

13.3.	Replacement of Notes.

Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Purchaser, notice from such Institutional Purchaser of such ownership and such loss, theft, destruction or mutilation), and

(a)          in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $1,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)	in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

13.4.	Legend.

Upon issuance of the Notes and until such time, if any, as the same is no longer required under applicable securities laws, the Notes shall bear the following legend:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SAID ACT OR SUCH OTHER LAWS.

Any holder of a Note may, upon surrender of its Notes to the Company together with an opinion of counsel (which counsel may be internal counsel to such holder) to the effect that the foregoing legend is no longer required under applicable securities laws, obtain a like Note in exchange for its Note without such legend.

14.	PAYMENTS ON NOTES.
14.1.	Place of Payment.

Subject to Section 14.2, payments of principal and interest becoming due and payable on the Notes and any other amounts owing hereunder shall be made in New York, New York at the principal office of the Company, 139 Centre Street, New York, NY 10013. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2.	Home Office Payment.

So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Person that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.	EXPENSES, ETC.
15.1.	Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel provided that the Company shall not be obligated to pay fees of such counsel in excess of $10,000 in connection with the negotiation, execution and delivery of this Agreement and the Notes, and the consummation of the transactions provided for herein) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each Other Purchaser or holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2.	Survival.

The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.	AMENDMENT AND WAIVER.
	17.1.	Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders in accordance with the provisions of this Section 17, except that (a) no amendment or waiver of any of the provisions of Sections 1, 2, 3, 4, 5, 6 or 20 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Section 8 hereof, Section 501(1) of the Indenture as incorporated herein by reference in Section 11 hereof, Sections 12, 17 or 19 hereof. The Subsidiary Guaranty, the Security Agreement and the Intercreditor Agreement may be amended in accordance with the terms thereof.

17.2.	Solicitation of Holders of Notes.

(a)          Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)          Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.	Binding Effect, etc.

Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.	Notes Held by the Company, etc.

Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or any Other Agreement, Notes directly or indirectly owned by any Subsidiary Guarantor, the Company or any of their respective subsidiaries shall be deemed not to be outstanding.

18.	NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(a)          if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

(b)          if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(c)          if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, with a copy to the General Counsel, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 19, “Confidential Information” means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 19, (iii) any other holder of any Note, (iv) any Person to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 19), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 19), (vi) any federal or state regulatory authority having jurisdiction over you, or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 19 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 19.

20.	SUBSTITUTION OF PURCHASER.

You shall have the right to substitute any one of your Affiliates as the holder of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word “you” is used in this Agreement (other than in this Section 20), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word “you” is used in this Agreement (other than in this Section 20), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

21.	MISCELLANEOUS.
21.1.	Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

21.2.	Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

21.3.	Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

21.4.	Construction.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

21.5.	Counterparts.

This Agreement and the related Notes may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument, and the delivery of an executed signature page by facsimile or electronic means shall be binding upon the party delivering such a signature page with the full effect as if an executed original signature page had been delivered. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

21.6.	Governing Law.

(a)          THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(b)          THE COMPANY HEREBY (I) IRREVOCABLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK (OR IF SUCH COURT LACKS JURISDICTION, THE STATE COURTS LOCATED THEREIN), AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS, AND (II) WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND (III) CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY DELIVERY TO IT AT THE ADDRESS OF SUCH PERSON SET FORTH IN SECTION 18 ABOVE. NOTHING CONTAINED IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY JURISDICTION AGAINST THE COMPANY OR TO ENFORCE A JUDGMENT OBTAINED IN THE COURTS OF ANY OTHER JURISDICTION.

(c)          THE PARTIES HERETO WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. THE PARTIES HERETO HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

21.7.	Agent for Service of Process.

The Company hereby appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011 as its agent for service of process for all purposes of this Agreement.

21.8.	Administrative Agent.

The Company agrees with you that you and the Other Purchasers may appoint an administrative agent (the “Administrative Agent”) to act on your behalf in connection with this

Agreement, the Other Agreements, the Subsidiary Guaranty, the Security Documents, the Intercreditor Agreement and such other documents or instruments related hereto and thereto as you and such Other Purchasers may agree pursuant to any arrangement or agreement that you and the Other Purchasers may enter into and give notice thereof to the Company. Upon receipt of notice of the appointment of such Administrative Agent, the Company shall provide notices and other documents and instruments to, and receive and act upon notices and directions from, such Administrative Agent as your agent on your behalf for all purposes except as you may otherwise specifically direct by notice to the Company.

[Signature pages follow.]

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

Very truly yours,

GLOBIX CORPORATION

By:	_________________________________
Name:	_________________________________
Title:	_________________________________

S-1

The foregoing is hereby

agreed to as of the date first above written.

Purchasers:

LAMPE, CONWAY & CO. LLC

By:
Name:
Title:

GREYWOLF CAPITAL PARTNERS II LP

By: Greywolf Advisors LLC, its general partner

By:
Name:
Title:

METRONOME LPC 1, INC.

By:
Name:
Title:

MILFAM I, L.P.

By:	_______________________
Name:	Lloyd I. Miller III
Title:	General Partner

_______________________

Karen Singer

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Names and Addresses of Purchasers	Principal Amount of Notes to be Purchased at Closing

Lampe, Conway & Co. LLC	$1,000,000
730 Fifth Avenue
Suite 2102
New York, New York 10019-4105

Metronome LPC 1, Inc. c/o Loeb Partners Corp. 61 Broadway 24th Floor New York, NY 10006 Attn: Robert Grubin	$1,000,000

Greywolf Capital Partners II LP c/o Greywolf Capital Management 4 Manhattanville Road Suite 201 Purchase, NY 10577	$1,000,000

Milfam I, L.P. c/o Lloyd I. Miller III 4550 Gordon Drive Naples, FL 34102	$1,000,000

Karen Singer c/o Romulus Holdings, Inc. 560 Sylvan Avenue Englewood Cliffs, NJ 07632	$1,000,000

Schedule A-1

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Administrative Agent” is defined in Section 21.8.

“Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Capitalized Lease Obligation” means the amount of the liability under any capital lease that, in accordance with GAAP, is required to be capitalized and reflected as a liability on the balance sheet of the relevant Person.

“Change of Control” means the occurrence of one or more of the following events: (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder or Permitted Group, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company; (ii) during any period of two consecutive years commencing with the Closing Date, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event, pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, except (x) to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company or (y) where no “person” or “group”

Schedule B-1

(as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) owns, other than a Permitted Holder or a Permitted Group, immediately after such transaction, directly or indirectly, more than 50% of the total outstanding Voting Stock of the surviving corporation; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral Agent” means HSBC Bank USA, as Collateral Agent under and with respect to the Indenture.

“Company” means Globix Corporation, a Delaware corporation.

“Confidential Information” is defined in Section 19.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is 3% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes.

“Domestic Restricted Subsidiary” has the meaning given such term in the Indenture.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Federal Bankruptcy Code” means the United States Bankruptcy Code or Title 11 of the United States Code, as amended from time to time.

“Governmental Authority” means (a) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

Schedule B-2

(a)          to purchase such indebtedness or obligation or any property constituting security therefor;

(b)          to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)          to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)          otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Indebtedness” of any Person means and includes all present and future obligations of such Person, which shall include, without limitation, all obligations (i) which in accordance with generally accepted accounting principles in the United States shall be classified upon a balance sheet of such Person as liabilities of such Person, (ii) for borrowed money, (iii) which have been incurred in connection with the acquisition of property (including, without limitation, all obligations of such Person evidenced by any debenture, bond, note, commercial paper or other similar security, but excluding, in any case, obligations arising from the endorsement in the ordinary course of business of negotiable instruments for deposit or collection), (iv) secured by any Lien existing on property owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (v) created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such Property, (vi) which are Capitalized Lease Obligations, (vii) for all Guarantees, whether or not reflected in the balance sheet of such Person and (viii) which are all reimbursement and other payment obligations (whether contingent, matured or otherwise) of such Person in respect of any acceptance or documentary credit.

“Indenture” means that certain Trust Indenture, dated as of April 23, 2002, between the Company and HSBC Bank USA, National Association (as successor to HSBC Bank USA), as Trustee, as supplemented by the First Supplemental Indenture dated as of June 17, 2003, and the various Supplemental Indentures dated as of March 8, 2005. For purposes of incorporation by reference into this Agreement of terms in the Indenture, such reference shall be to the Indenture terms set forth in the form of the Indenture attached as Exhibit 4.1 to the Company’s Form 10-Q for the quarterly period ended March 31, 2002, and the First Supplemental Indenture dated as of June 17, 2003, and the various Supplemental Indentures

Schedule B-3

dated as of March 8, 2005, and such referenced terms shall remain unmodified (other than as modified pursuant to this Agreement) and such reference shall continue to be effective in each case notwithstanding any subsequent amendments or supplements to the Indenture or the termination of, breach of, or default under the Indenture, or the partial or full payment or defeasance of the Indebtedness issued pursuant to the Indenture.

“Interest Payment Date” has the meaning set forth in the Note.

“Lien” means any mortgage, charge, pledge, lien, security interest or encumbrance of any kind whatsoever, including any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, the Company or its Subsidiaries shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes or the Subsidiary Guarantors to perform their obligations under their respective Subsidiary Guarantees, or (c) the validity or enforceability of this Agreement or the Notes, the Subsidiary Guaranty or the Security Documents.

“Note Purchase Commitment” has the meaning set forth in Section 2.1(g).

“Notes” is defined in Section 1.

“Notes Stated Maturity” is defined in Section 2.1(c).

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Other Agreements” is defined in Section 2.1(f).

“Other Purchasers” is defined in Section 2.1(f).

“Permitted Group” means any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) if the Permitted Holders have both the voting power and the dispositive power relating to more than 50% of the shares of Voting Stock of the Company beneficially owned by such person or group.

“Permitted Holder” means (i) AIG/SUN America Investments, Inc., (ii) American General, (iii) AIM Capital Management, (iv) American Express Financial Advisors, (v) Goldman,

Schedule B-4

Sachs & Co. Special Situations Investing, (vi) LC Capital Partners, LP, (vii) Lehman Brothers, (viii) Lord Abbett, (ix) Mackay Shields, (x) Morgan Stanley Asset Management, (xi) Oppenheimer Funds, (xii) Putnam Investments, (xiii) Romulus Holdings, Inc., (xiv) Triage Capital Management and (xv) with respect to each of the foregoing, any majority-owned Affiliate thereof.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“Preferred Stock” means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

“Property”, “property”, “Properties” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Purchaser” or “you” means each Person listed in Schedule A to the Agreement.

“Required Holders” means, at any time, the holders of at least 66 2/3% in principal amount of the Notes (including, for the avoidance of doubt, all Notes issued under this Agreement and the Other Agreements) at the time outstanding.

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time and the rules and regulations promulgated from time to time by the Securities and Exchange Commission pursuant thereto.

“Security Documents” is defined in Section 2.2(b).

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Senior Noteholder Documents” means this Agreement, the Other Agreements, the Subsidiary Guaranty, the Security Documents and the Intercreditor Agreement.

“Stated Maturity” when used with respect to any Indebtedness or any installment of principal thereof or interest thereon, means the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of principal or interest is due and payable.

“Subordinated Obligations” means any Indebtedness of the Company or a Subsidiary Guarantor, as the case may be (whether outstanding on the Closing Date or thereafter incurred), which is subordinate or junior in right of payment to the Notes or the Subsidiary Guaranty, as applicable, whether pursuant to a written agreement to that effect or by operation of law.

Schedule B-5

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if at least a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantor” has the meaning set forth in Section 2.2(a).

“Subsidiary Guaranty” has the meaning set forth in Section 2.2(a).

“Voting Stock” of any Person means capital stock of or other equity interests in such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) at such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

Schedule B-6

SCHEDULE 2.2(a)

SUBSIDIARY GUARANTORS

1.	NEON Communications, Inc.
2.	NEON Optica, Inc.
3.	NEON Transcom, Inc.
4.	NEON Connect, Inc.
5.	NEON Securities Corp.
6.	Northeast Optic Network of Connecticut, Inc.
7.	Northeast Optic Network of New York, Inc.

Schedule 2.2(a)-1

SCHEDULE 4.6

CERTAIN CHANGES

[None.]

Schedule 4.6-1

SCHEDULE 5.3

Financial Statements

1.	Form 10-K for year ended September 30, 2004 filed by Globix Corporation (the “Company”) with the Securities and Exchange Commission (“SEC”).
2.	Form 10-Q for the Company’s third fiscal quarter filed by the Company with the SEC on August 15, 2005.

Additional Disclosures

The Company has provided Purchasers with information relating to its accounts receivable and cash forecasts. Some specific accounts may not be collectable and the Company, in consultation with its independent auditors, has applied calculations to determine appropriate reserves for doubtful and/or uncollectible accounts. In addition, cash flow forecasts are based on historic trends of the business and may be subject to periodic variations. Subject to these considerations, the Company believes that the information it has provided relating to its accounts receivable and cash forecasts reasonably supports the Collateral that is subject to the Lien securing the Obligations, as those terms are defined in the Security Agreement.

Schedule 5.3-1

SCHEDULE 5.4

SUBSIDIARIES PARTICULARS

Name	Jurisdiction of Organization and Organizational Number	Percentage Ownership	Directors and Officers
NEON Communications, Inc.	Delaware 3124705	100%

Directors:

Peter K. Stevenson
Robert M. Dennerlein
Kurt J. Van Wagenen

Officers:

Peter K. Stevenson, President and CEO

Robert M. Dennerlein, Vice President, CFO and Treasurer

James C. Schroeder, Vice President, Secretary and General Counsel

Kurt Van Wagenen, Chief Operating Officer

Christopher E. Dalton, Assistant Secretary

NEON Optica, Inc.	Delaware 2892584	100%

Directors:

Peter K. Stevenson
Robert M. Dennerlein
Kurt J. Van Wagenen

Officers:

Peter K. Stevenson, President and CEO

Robert M. Dennerlein, Vice President, CFO and Treasurer

James C. Schroeder, Vice President, Secretary and General Counsel

Kurt Van Wagenen, Chief Operating Officer

Christopher E. Dalton, Assistant Secretary

Schedule 5.4-1

NorthEast Optic Network of Connecticut, Inc.	Delaware 28892984	100%

Directors:

Peter K. Stevenson
Robert M. Dennerlein
Kurt J. Van Wagenen

Officers:

Peter K. Stevenson, President and CEO

Robert M. Dennerlein, Vice President, CFO and Treasurer

James C. Schroeder, Vice President, Secretary and General Counsel

Kurt Van Wagenen, Chief Operating Officer

Christopher E. Dalton, Assistant Secretary

NorthEast Optic Network of New York, Inc.	Delaware 2892080	100%

Directors:

Peter K. Stevenson
Robert M. Dennerlein
Kurt J. Van Wagenen

Officers:

Peter K. Stevenson, President and CEO

Robert M. Dennerlein, Vice President, CFO and Treasurer

James C. Schroeder, Vice President, Secretary and General Counsel

Kurt Van Wagenen, Chief Operating Officer

Christopher E. Dalton, Assistant Secretary

Schedule 5.4-2

NEON Securities Corp.	Massachusetts 043496521	100%

Directors:

Peter K. Stevenson
Robert M. Dennerlein
Kurt J. Van Wagenen

Officers:

Peter K. Stevenson, President and CEO

Robert M. Dennerlein, Vice President, CFO and Treasurer

James C. Schroeder, Vice President, Secretary and General Counsel

Kurt Van Wagenen, Chief Operating Officer

Christopher E. Dalton, Assistant Secretary

NEON Connect, Inc.	Delaware 3626137	100%

Directors:

Peter K. Stevenson
Robert M. Dennerlein
Kurt J. Van Wagenen

Officers:

Peter K. Stevenson, President and CEO

Robert M. Dennerlein, Vice President, CFO and Treasurer

James C. Schroeder, Vice President, Secretary and General Counsel

Kurt Van Wagenen, Chief Operating Officer

Christopher E. Dalton, Assistant Secretary

Schedule 5.4-3

NEON Transcom, Inc.	Delaware 2885214	100%

Directors:

Peter K. Stevenson
Robert M. Dennerlein
Kurt J. Van Wagenen

Officers:

Peter K. Stevenson, President and CEO

Robert M. Dennerlein, Vice President, CFO and Treasurer

James C. Schroeder, Vice President, Secretary and General Counsel

Kurt Van Wagenen, Chief Operating Officer

Christopher E. Dalton, Assistant Secretary

ATC Merger Corp.	NY	100%	Peter Stevenson, Director & President; Robert Dennerlein, Director & Vice President & James Schroeder, Secretary.
BLP Acquisition LLC	NY	100%	No Directors. Any Globix Corp Officer
415 Greenwich GC, LLC	NY (LLC)	100%	No Directors. Any Globix Corp Officer.
415 Greenwich GC MM LLC	NY (LLC)	100%	No Directors. Any Globix Corp Officer.
Globix Holdings (UK) Limited	UK	100%	Directors: Philip Cheek, Peter Stevenson & Robert Dennerlein & Secty: Colin Kirk
Globix Limited	UK	100%	Directors: Philip Cheek, Peter Stevenson & Robert Dennerlein & Secty: Colin Kirk
GLX Leasing Limited	UK	100%	Directors: Philip Cheek & Secty: Colin Kirk
Globix Denmark ApS	Denmark	100%	Directors: Philip Cheek
Globix Internet SA	Spain	100%	Directors: Philip Cheek & Anthony St. John

Schedule 5.4-4

EXHIBIT 1

[FORM OF NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SAID ACT OR SUCH OTHER LAWS.

GLOBIX CORPORATION

SENIOR SECURED NOTE DUE MAY 1, 2008

No. [______]	[Date]
$[___________]

FOR VALUE RECEIVED, the undersigned, GLOBIX CORPORATION (the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [__________________________], or registered assigns, the principal sum of [______________________________] DOLLARS on May 1, 2008, with interest from the date of issuance hereof or from the Interest Payment Date to which interest has been paid (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of nine percent (9%) per annum from the date hereof, payable on the first Business Day of January 2006 and, thereafter, quarterly on the first Business Day of April, July, October and January in each year (each such date an “Interest Payment Date”), until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal and any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate, but in no event at a rate greater than the maximum lawful rate.

Payments of principal of and interest on this Note are to be made in lawful money of the United States of America at the offices of the Company at 139 Centre Street, New York, New York, 10013, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to one or more separate Note Purchase Agreements, dated as of December__, 2005 (as from time to time amended, the “Note Purchase Agreements”), between the Company and the Purchaser named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 19 of the Note Purchase Agreements and (ii) to have made the representations set forth in Section 6 of the Note Purchase Agreements.

Exhibit 1-1

This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for recordation of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for recordation of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment in whole or in part at the times and on the terms specified in the Note Purchase Agreements.

If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreements.

Capitalized terms used in this Note and not otherwise defined shall have the meanings ascribed thereto in the Note Purchase Agreements.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

[Signature page follows.]

Exhibit 1-2

GLOBIX CORPORATION

By_________________________

[Title]

Exhibit 1-3

Exhibit 2.2(a)

FORM OF SUBSIDIARY GUARANTY

[See attached.]

Exhibit 2.2(a)

Exhibit 2.2(b)

FORM OF SECURITY AGREEMENT

[See attached.]

Exhibit 2.2(b)

Exhibit 2.2(c)

FORM OF INTERCREDITOR AGREEMENT

[See attached.]

Exhibit 2.2(c)